UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2008
Health Fitness Corporation
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-25064 (Commission File Number)	41-1580506 (IRS Employer Identification No.)
1650 West 82nd Street, Suite 1100
Bloomington, Minnesota 55431
(Address of Principal Executive Offices and Zip Code)
(952) 831-6830
(Registrant’s telephone number, including area code)
3600 American Blvd. W., Suite 560
Bloomington, Minnesota 55431
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Agreement for Separation From Employment
Consulting Agreement
Employment Agreement
Employment Agreement
Press Release
Press Release

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(b), (c) and (e)
Jerry V. Noyce Retirement
On February 4, 2008, Health Fitness Corporation (the “Company”) announced that Jerry V. Noyce retired from the Company and his employment as Vice Chairman was terminated, effective January 31, 2008, but he will continue to serve as a director on the Company’s Board of Directors.
The Company entered into an Agreement for Separation From Employment (the “Agreement”) with Mr. Noyce. The Agreement provides that the Company will pay Mr. Noyce (i) a lump sum equal to his base salary for 2007, or $275,000, and (ii) a bonus payment for 2007 of $15,000. In addition, Mr. Noyce’s Restricted Stock Agreement with the Company, dated June 1, 2007, will be amended such that Mr. Noyce will receive a fully vested allocation of the appropriate number of shares of restricted stock for achievement of 2007 performance objectives set by the Board of Directors. There will be no vesting of shares of restricted stock relating to 2008 and 2009 performance objectives; accordingly, the maximum number of shares of restricted stock held by Mr. Noyce under the Restricted Stock Agreement that will vest will be reduced from 125,000 to a number based upon the final 2007 audit of the applicable performance objectives. Mr. Noyce will also receive a lump sum payment of approximately $3,000 to compensate him for accrued but unused vacation time through the end of his employment. The Agreement also provides for the payment by the Company of group health coverage premiums under COBRA for 18 months or until Mr. Noyce reaches age 65, whichever occurs first. In return, Mr. Noyce has granted the Company a general release of any past claims by Mr. Noyce against the Company, including, but not limited to, any discrimination or other employment-related claims. The Company has also entered into a Consulting Agreement with Mr. Noyce, pursuant to which Mr. Noyce will perform consulting services for the Company from time to time, until the Consulting Agreement is terminated by either party, at a rate of $200 per hour, with the hours in any calendar year not to exceed 19.9% of the hours he worked in 2007.
The foregoing descriptions of the Agreement and the Consulting Agreement are intended to be a summary of these agreements and are qualified in their entirety by reference to the Agreement and the Consulting Agreement, which are attached to this Report as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference as if fully set forth herein.
Appointment of John E. Griffin as Chief Operations Officer
On February 4, 2008, the Company announced that John E. Griffin has been appointed as the Company’s Chief Operations Officer, effective February 1, 2008. Mr. Griffin will be responsible for overseeing the Company’s information technology, account services functions and operations, other than sales and marketing, finance, human resources and research, development and outcomes.
Mr. Griffin, age 51, has served as President of The Meridian Group, a consulting company he founded that focused on health case financial forecasting, budgeting, strategic planning and operational management, since August 2006 and from September 1995 to April 2003. From July 2007 through January 31, 2008, the Company engaged Mr. Griffin as an operations consultant. From April 2003 to July 2006, Mr. Griffin served as Chief Operating Officer of Gordion Health Solutions, a Nashville-headquartered population health management organization. Mr. Griffin has also served as Chief Operating Officer of eClickMD, Inc. and Computer Sentry Software, Inc. None of the entities for which Mr. Griffin has served are affiliated with the Company, and Mr. Griffin has no family relationships with any director or executive officer, or person nominated or chosen to become a director or executive officer, of the Company.
The Company entered into an employment agreement with Mr. Griffin, effective February 1, 2008. Under the employment agreement, Mr. Griffin will serve for an indefinite term until his employment is terminated in accordance with the terms of the agreement. The Company will pay Mr. Griffin an annual salary of $215,000, and Mr. Griffin will be eligible to participate in an annual bonus program, subject to the specific terms and conditions developed each year by the Board of Directors. Mr. Griffin will be also entitled to participate in all employee and executive benefit plans of the Company. On February 1, 2008, the Company granted Mr. Griffin 50,000 stock options, subject to the terms of the Company’s Amended and Restated 2005 Stock Option Plan and the terms of an Incentive Stock Option Agreement to be entered into between the Company and Mr. Griffin. The options will vest over four years, and the exercise price of the options is equal to the fair market value on the date of the grant. Mr. Griffin has elected to participate in the Company’s 2007 Equity Incentive Plan, pursuant to which the Company made a grant of 71,840 shares of restricted common stock to Mr. Griffin. This grant vests in whole or in part at the time of completion of the Company’s 2009 annual audit, subject to the achievement of performance objectives set by the Board of Directors. If the Company terminates Mr. Griffin’s employment without cause or within six months of a “change in control,” he will receive an amount equal to nine months of his then current base salary. Mr. Griffin has agreed to a covenant not to compete and a non-solicitation covenant following termination of his employment.
The foregoing description of the employment agreement with Mr. Griffin is intended to be a summary of this agreement and is qualified in its entirety by reference to the employment agreement, which is attached to this Report as Exhibit 10.3 and incorporated by reference as if fully set forth herein.
Appointment of James O. Reynolds, M.D. as Chief Medical Officer
On February 4, 2008, the Company announced that James O. Reynolds, M.D. has been appointed as the Company’s Chief Medical Officer, effective February 1, 2008. Dr. Reynolds will have oversight of all clinical aspects of the Company’s programs and services and the Company’s Research, Development and Outcomes division.
Dr. Reynolds, age 60, served from October 2005 to January 2008 as Principal and Senior Healthcare Consultant for Mercer Human Resource Consulting, a global provider of consulting, outsourcing and investment services, where he served as a senior clinical consultant on Mercer’s Health and Productivity Management specialty practice. From September 2003 to October 2005, Dr. Reynolds served as Vice President and Medical Director, Integrated Care Solutions, for CorSolutions Medical, Inc., a provider of disease management and related services to employers, health plans and government-sponsored healthcare programs that was acquired by Matria Healthcare, Inc. in 2005. From January 2001 to September 2003, Dr. Reynolds served as Co-

Founder, Chief Operating Officer and Executive Vice President of Health and Productivity Corporation of America, which was acquired by CorSolutions in 2003. Prior to these positions, Dr. Reynolds served in various positions in the healthcare industry, was in private practice as an internal medicine physician, and served as an Associate Professor of Medicine at the University of Missouri Hospital and Clinics. None of the entities for which Dr. Reynolds has served are affiliated with the Company, and Dr. Reynolds has no family relationships with any director or executive officer, or person nominated or chosen to become a director or executive officer, of the Company.
The Company entered into an employment agreement with Dr. Reynolds, effective February 1, 2008. Under the employment agreement, Dr. Reynolds will serve for an indefinite term until his employment is terminated in accordance with the terms of the agreement. The Company will pay Dr. Reynolds an annual salary of $250,000, and Dr. Reynolds will be eligible to participate in an annual bonus program, subject to the specific terms and conditions developed each year by the Board of Directors. Dr. Reynolds will be also entitled to participate in all employee and executive benefit plans of the Company. On February 1, 2008, the Company granted Dr. Reynolds 50,000 stock options, subject to the terms of the Company’s Amended and Restated 2005 Stock Option Plan and the terms of an Incentive Stock Option Agreement to be entered into between the Company and Dr. Reynolds. The options will vest over four years, and the exercise price of the options is equal to the fair market value on the date of the grant. Dr. Reynolds has elected to participate in the Company’s 2007 Equity Incentive Plan, pursuant to which the Company made a grant of 71,840 shares of restricted common stock to Dr. Reynolds. This grant vests in whole or in part at the time of completion of the Company’s 2009 annual audit, subject to the achievement of performance objectives set by the Board of Directors. If the Company terminates Dr. Reynolds’s employment without cause or within six months of a “change in control,” he will receive an amount equal to nine months of his then current base salary. Dr. Reynolds has agreed to a covenant not to compete and a non-solicitation covenant following termination of his employment.
The foregoing description of the employment agreement with Dr. Reynolds is intended to be a summary of this agreement and is qualified in its entirety by reference to the employment agreement, which is attached to this Report as Exhibit 10.4 and incorporated by reference as if fully set forth herein.
Item 8.01 Other Events.
On January 31, 2008, the Company issued a press release relating to new clients and health risk assessments in 2007. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.
On February 4, 2008, the Company issued a press release announcing the matters described in Item 5.02 of this Report. The full text of the press release is set forth in Exhibit 99.2 attached hereto and is incorporated in this Report as if fully set forth herein.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell Company Transactions. None.

(d)	Exhibits:

Exhibit 10.1	Agreement for Separation From Employment, dated January 31, 2008, between the Company and Jerry V. Noyce.

Exhibit 10.2	Consulting Agreement, dated January 31, 2008, between the Company and Jerry V. Noyce.

Exhibit 10.3	Employment Agreement, dated February 1, 2008, between the Company and John E. Griffin.

Exhibit 10.4	Employment Agreement, dated February 1, 2008, between the Company and James O. Reynolds.

Exhibit 99.1	Press release dated January 31, 2008.

Exhibit 99.2	Press release dated February 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 4, 2008

HEALTH FITNESS CORPORATION
By	/s/ Wesley W. Winnekins
Wesley W. Winnekins
Chief Financial Officer

EXHIBIT INDEX
Health Fitness Corporation
Form 8-K Current Report

Exhibit Number	Description

10.1	Agreement for Separation From Employment, dated January 31, 2008, between the Company and Jerry V. Noyce.

10.2	Consulting Agreement, dated January 31, 2008, between the Company and Jerry V. Noyce.

10.3	Employment Agreement, dated February 1, 2008, between the Company and John E. Griffin.

10.4	Employment Agreement, dated February 1, 2008, between the Company and James O. Reynolds.

99.1	Press release dated January 31, 2008.

99.2	Press release dated February 4, 2008.